Exhibit 99.1

*PRESS RELEASE*

Contact:

Cincinnati Bancorp

Robert A. Bedinghaus, Executive Chairman

(513) 347-2280

Cincinnati Bancorp and Cincinnati Federal Announce Receipt of Regulatory Approvals

for Pending Merger with Kentucky Federal Savings and Loan Association

Cincinnati, OH; August 20, 2018 – Cincinnati Bancorp (OTCPink: CNNB) (the “Company”), the holding company for Cincinnati Federal, today announced that all requisite regulatory approvals have been received to complete the previously announced pending merger of Kentucky Federal Savings and Loan Association (“KF”) with and into Cincinnati Federal.

The proposed merger is expected to close early in the fourth quarter of 2018, subject to the approval of KF’s members and other customary closing conditions. KF’s members are scheduled to vote on the proposed merger at a Special Meeting of Members on September 26, 2018.

About Cincinnati Bancorp

Cincinnati Bancorp is the parent company of Cincinnati Federal. Cincinnati Federal is a community bank that operates through its main office in Green Township and three other full-service branches in Greater Cincinnati, Ohio (Miami Heights, Anderson, and Price Hill). It also operates a loan production office in Mason, Ohio.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: management plans relating to the proposed transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made. The Company does not assume any duty and does not undertake any duty to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that the Company anticipated in its forward-looking statements and future results could differ materially from historical performance.